Exhibit 3.3

SMARTSTOP SELF STORAGE REIT, INC.

ARTICLES SUPPLEMENTARY

SmartStop Self Storage REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 5.2 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) reclassified and designated 225,000,000 authorized but unissued shares (the “Class A Shares”) of Class A Common Stock, $0.001 par value per share, and 340,000,000 authorized but unissued shares (the “Class T Shares” and, together with the Class A Shares, the “Shares”) of Class T Common Stock, $0.001 par value per share, of the Corporation as authorized but unissued shares of common stock, $0.001 par value per share, of the Corporation (the “Common Stock”) without designation as to class or series.

SECOND: A description of the Common Stock is contained in Articles V and VI of the Charter.

THIRD: The Shares have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: These Articles Supplementary shall become effective at 12:02 pm, Eastern Time, on March 20, 2025.

SIXTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its General Counsel and Secretary on this 20th day of March, 2025.

ATTEST:	SMARTSTOP SELF STORAGE REIT, INC.

/s/ Nicholas M. Look	By:	/s/ H. Michael Schwartz (SEAL)
Name: Nicholas M. Look		Name: H. Michael Schwartz
Title: General Counsel and Secretary		Title: Chief Executive Officer